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                                                                     Exhibit 5.1


                         FOLEY, HOAG & ELIOT LLP
                          ONE POST OFFICE SQUARE
                     BOSTON, MASSACHUSETTS 02109-2170

                                ---------

                         TELEPHONE 617-832-1000   1747 PENNSYLVANIA AVENUE, N.W.
                         FACSIMILE 617-832-7000              SUITE 1200
                              www.fhe.com             WASHINGTON, D.C.  20006
                                                         TEL: 202-223-1200
                                                         FAX: 202-785-6687

                              May 20, 1999

Project Software & Development, Inc.
100 Crosby Drive
Bedford, Massachusetts  01730

Ladies and Gentlemen:

         We are familiar with the Registration Statement on Form S-8 (the "S-8 Registration Statement") filed today by Project Software & Development, Inc., a Massachusetts corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The S-8 Registration Statement relates to the proposed offering by the Company of 925,000 shares (the "Shares") of its common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Company's 1999 Equity Incentive Plan (the "1999 Plan").

         In arriving at the opinion expressed below, we have examined and relied on the following documents:

                  1. The Amended and Restated Articles of Organization, and the Restated By-Laws, as amended, of the Company;

                  2. The records of meetings and consents of the Board of Directors and stockholders of the Company provided to us by the Company; and

                  3.       The 1999 Plan.

In addition, we have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.




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Project Software & Development, Inc.
May 20, 1999
Page 2

         Based upon the foregoing, it is our opinion that:

         1. The Company has the corporate power necessary for the issuance of the Shares under the 1999 Plan, as contemplated by the S-8 Registration Statement.

         2. The Shares have been duly authorized and, when issued against payment of the agreed consideration therefor in accordance with any relevant option or other agreement relating thereto and the 1999 Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement.

                                              Very truly yours,

                                              FOLEY, HOAG & ELIOT LLP



                                              By: /s/ Peter S. Rosenblum
                                                  ------------------------------
                                                          A Partner